Exhibit B
JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Track Group, Inc., dated as of December 26, 2024 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

ETS LIMITED

By:	/s/ Karim Sehnaoui
Name: Karim Sehnaoui
Title: Director

ADS SECURITIES LLC

By:	/s/ Ahmed Khalifa Almehairi
Name: Ahmed Khalifa Almehairi
Title: Chief Executive Officer

ADS HOLDING LLC

By:	/s/ Ahmed Khalifa Almehairi
Name: Ahmed Khalifa Almehairi
Title: Chief Executive Officer

ADQ FINANCIAL SERVICES LLC

By: ADQ DEVELOPMENTAL HOLDING LLC, its sole member

By: ABU DHABI DEVELOPMENTAL HOLDING COMPANY PJSC, its sole member

By:	/s/ Hamad Al Hammadi
Name: Hamad Al Hammadi
Title: Deputy Chief Executive Officer

By:	/s/ Mansour Almulla
Name: Mansour Almulla
Title: Deputy Chief Executive Officer

ABU DHABI DEVELOPMENTAL HOLDING COMPANY PJSC

By:	/s/ Hamad Al Hammadi
Name: Hamad Al Hammadi
Title: Deputy Chief Executive Officer

By:	/s/ Mansour Almulla
Name: Mansour Almulla
Title: Deputy Chief Executive Officer

Dated: December 26, 2024